Exhibit 99.2

Magna Entertainment Corp.

337 Magna Drive

Aurora, Ontario,

Canada L4G 7K1

Tel (905) 726-2462

Fax (905) 726-2585

MAGNA ENTERTAINMENT CORP.

MAKES ANNOUNCEMENT ON INITIAL LICENSE FEE

FOR VIDEO LOTTERY OPERATION LICENSE IN ANNE ARUNDEL COUNTY

Aurora, ON, February 4, 2009 - Magna Entertainment Corp. (“MEC” or “the Company”) (NASDAQ: MECA; TSX: MEC.A) announced that it has arranged for the funding of the specified license fee of $28.5 million (the “Initial License Fee”) to the account of MEC’s subsidiary, Laurel Racing Assoc., Inc. (“Laurel Racing”), in connection with the February 2, 2009 application by Laurel Racing for a Video Lottery Operation License (“VLT License”) in Anne Arundel County.  The Initial License Fee will be placed in an escrow account held at a Maryland bank. Laurel Racing has asked the Maryland VLT Facility Location Commission (the “Commission”) to undertake that it will utilize its discretionary authority to refund the Initial License Fee in the event Laurel Racing is granted a VLT License but is unable to obtain all proper zoning and permits necessary for the operation of a video lottery terminal facility (“VLT Facility”) at Laurel Racing’s Anne Arundel location.  Provided the Commission agrees to refund the Initial License Fee, such fee (and all interest earned) will be paid to the Commission. The Initial License Fee funds were advanced pursuant to the previously-announced December 1, 2008 loan agreement among MEC, certain MEC subsidiaries as guarantors, and a subsidiary of MEC’s controlling shareholder, MI Developments Inc. (“MID”), as lender.

ABOUT MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV(R), a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding the Initial License Fee and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s forward-looking statements include, but may not be limited to, the risk that one or more of reorganization transactions contemplated by the November 26, 2008 transaction agreement (the “Transaction Agreement”) between MEC and certain entities affiliated with MEC’s Chairman and Chief Executive Officer, Frank Stronach, may, for various reasons, not proceed, the terms of any reorganization transaction may differ from those currently contemplated by the Transaction Agreement, the MID shareholders failing to approve the reorganization proposal, an inability to obtain regulatory approval from securities and other regulators in connection with proposed reorganization matters that are intended to result in the issuance, registration and listing of shares of the Company’s capital stock, the possible termination of the Transaction Agreement for any reason, the acceleration of the maturity dates and repayment deadlines under the new loan (“New Loan”) provided for in the December 2008 loan agreement between MEC as borrower, certain subsidiaries of MEC as guarantors and a wholly-owned subsidiary of MID (the “MID Lender”) as lender, a bridge loan (the “Bridge Loan”) with the MID Lender and two project financing facilities with the MID Lender, a failure by the Company to fully retire its subordinated notes by December 14, 2009 as contemplated by the Transaction Agreement, a failure by the Company to negotiate and close, on acceptable terms, asset sale transactions (including potential core asset sales), and material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; the Company’s ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of the Company’s non-racetrack operations, such as broadcasting ventures; and the Company’s ability to develop, execute or finance the Company’s strategies and plans within expected timelines or budgets.  In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that we will continue with our efforts to implement our September 2007 adopted plan to eliminate the Company’s debt, although not on the originally contemplated time schedule, negotiate and close, on acceptable terms, one or more core asset sale transactions, comply with the terms of and/or obtain waivers or other concessions from our lenders and refinance or repay on maturity our existing financing arrangements (including a senior secured revolving credit facility with a Canadian chartered bank, the New Loan and the Bridge Loan), possibly obtain additional financing on acceptable terms to fund our ongoing operations and there will not be any material further deterioration in general economic conditions or any further significant decline in the popularity of horse racing and other gaming activities beyond that which has already occurred in the current economic downturn; nor any material adverse changes in weather and other environmental conditions at our facilities, the regulatory environment or our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.  If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

SOURCE: Magna Entertainment Corp.

Blake Tohana, Executive Vice-President and Chief Financial Officer, Magna Entertainment Corp., 337 Magna Drive, Aurora, ON L4G 7K1, Tel: 905-726-7493, www.magnaent.com